UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 29, 2021

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 29, 2021, a wholly owned subsidiary of Tellurian Inc. (“Tellurian” or the “Company”), Driftwood LNG LLC (“Driftwood LNG”), entered into two LNG sale and purchase agreements with Shell NA LNG LLC, a Delaware limited liability company (“Shell”). The price for liquefied natural gas (“LNG”) sold under each LNG sale and purchase agreement will be based on the Platts Japan Korea Marker (“JKM”) index price (the “JKM SPA”) or the InterContinental Exchange Dutch Natural Gas Title Transfer Facility (“TTF”) futures contract price (the “TTF SPA,” and together with the JKM SPA, the “SPAs”), in each case minus a transportation netback. Subject to certain adjustments set forth in the applicable SPA, Shell’s annual contract quantity of LNG (“ACQ”) will be 52,170,000 million British thermal units (“MMBtu”) under the JKM SPA and 104,340,000 MMBtu under the TTF SPA. The term of each SPA is ten years from the date of first commercial delivery in respect of Plant 1 or Plant 2 of the Driftwood terminal.

Conditions to each party’s obligation to consummate the transactions contemplated by each SPA include (i) Driftwood LNG having issued to Bechtel Oil, Gas and Chemicals, Inc. an unconditional full notice to proceed for the construction of Plant 1 and Plant 2 of the Driftwood terminal and (ii) Driftwood LNG or an affiliate thereof having secured the necessary financing arrangements to construct such plants and having achieved financial close under such arrangements.

Each SPA contains customary representations, warranties and covenants of Driftwood LNG and Shell. Driftwood LNG, on the one hand, and Shell, on the other hand, have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain limits set forth in each SPA. Each SPA also includes provisions regarding ACQ adjustments, suspension rights, failure to take LNG, failure to deliver LNG, inspection rights, force majeure, cool-downs, gas-ups, title and risk of loss transfers, invoicing and payment, berthing, loading and demurrage, testing and measurement standards, confidentiality, termination rights and other rights and requirements.

The foregoing description of the JKM SPA and TTF SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the JKM SPA and TTF SPA, which agreements are attached as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

The parties have separately agreed to provide a mechanism for the use of greenhouse gas offsets in connection with deliveries of LNG cargoes from the Driftwood terminal under the SPAs.

Item 7.01	Regulation FD Disclosure.

On July 29, 2021, the Company issued a press release regarding the SPAs. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1 ††	LNG Sale and Purchase Agreement 1 by and between Driftwood LNG LLC and Shell NA LNG LLC, dated as of July 29, 2021

10.2 ††	LNG Sale and Purchase Agreement 2 by and between Driftwood LNG LLC and Shell NA LNG LLC, dated as of July 29, 2021

99.1	Press Release, dated as of July 29, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

††	Portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed. The registrant hereby agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

	By:	/s/ L. Kian Granmayeh
	Name:	L. Kian Granmayeh
	Title:	Executive Vice President and Chief Financial Officer

Date: July 29, 2021